Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

August 9, 2023

Perpetua Resources and Nez Perce Tribe Filed Clean

Water Act Settlement Agreement

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) (“Perpetua Resources” or “the “Company”) announced today that the Company and the Nez Perce Tribe (the “Tribe” and together with the Company, the “Parties”) filed a final Settlement Agreement (“Agreement”) on August 8, 2023 in the U.S. District Court for the District of Idaho. The Agreement resolves a Clean Water Act (“CWA”) lawsuit brought by the Tribe in 2019 over alleged pollution discharges into the headwaters of the East Fork South Fork (“EFSF”) Salmon River from historic mining activities within the Stibnite Mining Site in central Idaho.

The Agreement provides for total payments of $5 million by Perpetua over a four-year period, which includes $4 million of contributions by Perpetua to a South Fork Salmon Water Quality Enhancement Fund to be used by the Tribe to support water quality improvement projects in the South Fork Salmon River watershed and $1 million of reimbursements to the Tribe for legal expenses. The water quality improvement projects will be coordinated with the U.S. Environmental Protection Agency and the U.S. Forest Service and will require additional data collection to choose and define the projects.

Following the 45-day review period, the Tribe and Perpetua will request the District Court to approve the Stipulation for Dismissal and Agreement, which, if approved, would result in the CWA lawsuit being dismissed without prejudice pending Perpetua’s payment of the amounts called for under the Agreement, and with prejudice upon completion of such payments, subject in each case to approval by the District Court.

For media inquiries related to the Agreement, please contact:

Barbara Cosens

Mediator

Barb.cosens55@gmail.com

208-874-3408

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

Responsible Mining. Critical Resources. Clean Future.

1

Forward-Looking Information and Cautionary Note

Statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the timing and outcome of the settlement of the CWA litigation and the anticipated source of funding of any settlement-related payments. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", "expect" "plan", "likely", "believe", "intend", "forecast", "project", "estimate", "potential", "could", "may", "will", "would" or "should". In preparing the Forward-Looking Information in this news release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that the review period will pass without delaying or changing the settlement agreement, payment and other settlement conditions will proceed on the anticipated timeline and terms, the Court will approve the Parties’ applications with the Court, and that all requisite information will be available in a timely manner. Forward-Looking Information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include among other things, comments or challenges to the settlement by regulators or other parties. For further information on these and other risks and uncertainties that may affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov, and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

2